Exhibit 99.1

Box Reports Fiscal Fourth Quarter and Fiscal Year 2024 Financial Results

Fourth Quarter Revenue of $263 Million and Fiscal 2024 Revenue of $1.04 Billion, In Line with Guidance

Fourth Quarter GAAP Operating Margin of 8% and Non-GAAP Operating Margin of 26.7%, Exceeds Guidance

Fiscal 2024 GAAP Operating Margin of 5% and Non-GAAP Operating Margin of 24.7%, Exceeds Guidance

Fourth Quarter GAAP Net Income Per Share of $0.57 and Non-GAAP Net Income Per Share of $0.42, Exceeds Guidance

Fiscal 2024 GAAP Net Income Per Share of $0.67 and Non-GAAP Net Income Per Share of $1.46, Exceeds Guidance

New $100 Million Expansion of Stock Repurchase Program

REDWOOD CITY, Calif. – March 5, 2024 – Box, Inc. (NYSE:BOX), the leading Content Cloud, today announced preliminary financial results for the fourth quarter and fiscal year 2024, which ended January 31, 2024.

“With advancements in AI, companies are accelerating their adoption of the cloud and transforming how they work with their content,” said Aaron Levie, co-founder and CEO of Box. “Box is at the center of some of the most important trends in technology history as companies look to digitize and automate their businesses, accelerate innovation with the power of AI and protect their most important data. With Box AI and our exciting roadmap, we are uniquely positioned to enable enterprises to address these trends and power the full life cycle of work in the enterprise.”

“In fiscal 2024 we surpassed a billion dollars in annual revenue and significantly expanded our operating margin,” said Dylan Smith, co-founder and CFO of Box. “Despite the macroeconomic pressures on IT budgets that persisted throughout FY24, our operating discipline and efficient cost structure enable us to continue to make meaningful investments in our sales and marketing programs and product roadmap as we deliver the leading Content Cloud for the enterprise.”

Fiscal Fourth Quarter Financial Highlights

•
Revenue for the fourth quarter of fiscal year 2024 was $262.9 million, a 2% increase from revenue for the fourth quarter of fiscal year 2023 of $256.5 million, or 4% growth on a constant currency basis.
•
Remaining performance obligations (“RPO”) as of January 31, 2024 were $1.305 billion, a 5% increase from RPO as of January 31, 2023 of $1.245 billion, or 9% growth on a constant currency basis.
•
Billings for the fourth quarter of fiscal year 2024 were $379.3 million, a 6% increase from billings for the fourth quarter of fiscal year 2023 of $357.1 million, or 10% growth on a constant currency basis.
•
GAAP gross profit for the fourth quarter of fiscal year 2024 was $200.2 million, or 76.1% of revenue. This compares to a GAAP gross profit of $195.5 million, or 76.2% of revenue, in the fourth quarter of fiscal year 2023.
•
Non-GAAP gross profit for the fourth quarter of fiscal year 2024 was $206.1 million, or 78.4% of revenue. This compares to a non-GAAP gross profit of $201.3 million, or 78.5% of revenue, in the fourth quarter of fiscal year 2023.
•
GAAP operating income in the fourth quarter of fiscal year 2024 was $21.2 million, or 8.1% of revenue. This compares to a GAAP operating income of $19.7 million, or 7.7% of revenue, in the fourth quarter of fiscal year 2023.
•
Non-GAAP operating income in the fourth quarter of fiscal year 2024 was $70.1 million, or 26.7% of revenue. This compares to a non-GAAP operating income of $66.6 million, or 26.0% of revenue, in the fourth quarter of fiscal year 2023.
•
GAAP diluted net income per share attributable to common stockholders in the fourth quarter of fiscal year 2024 was $0.57 on 146.3 million weighted-average shares outstanding. This compares to GAAP diluted net income per share attributable to common stockholders of $0.10 in the fourth quarter of fiscal year 2023 on 150.5 million weighted-average shares outstanding. GAAP net income per share attributable to common stockholders in the fourth quarter of fiscal year 2024 includes a $0.51 income tax benefit from the release of a valuation allowance on deferred tax assets and a negative impact of $0.02 year-over-year from unfavorable foreign exchange rates.
•
Non-GAAP diluted net income per share attributable to common stockholders in the fourth quarter of fiscal year 2024 was $0.42. This compares to non-GAAP diluted net income per share attributable to common stockholders of $0.37 in the fourth quarter of fiscal year 2023. Non-GAAP net income per share attributable to common stockholders in the fourth quarter of fiscal year 2024 includes a negative impact of $0.02 year-over-year from unfavorable foreign exchange rates.

•
Net cash provided by operating activities in the fourth quarter of fiscal year 2024 was $89.3 million. This compares to a net cash provided by operating activities of $92.2 million in the fourth quarter of fiscal year 2023.
•
Non-GAAP free cash flow in the fourth quarter of fiscal year 2024 was $81.8 million, a 10% increase from non-GAAP free cash flow of $74.7 million in the fourth quarter of fiscal year 2023.

Fiscal Year 2024 Financial Highlights

•
Revenue for fiscal year 2024 was $1.038 billion, a 5% increase from revenue for fiscal year 2023 of $0.991 billion, or 7% growth on a constant currency basis.
•
Billings for fiscal year 2024 were $1.057 billion, a 3% increase from billings for fiscal year 2023 of $1.022 billion, or 6% growth on a constant currency basis.
•
GAAP gross profit for the fiscal year 2024 was $777.1 million, or 74.9% of revenue. This compares to a GAAP gross profit of $738.3 million, or 74.5% of revenue, in fiscal year 2023.
•
Non-GAAP gross profit for fiscal year 2024 was $803.0 million, or 77.4% of revenue. This compares to a non-GAAP gross profit of $761.9 million, or 76.9% of revenue, in fiscal year 2023.
•
GAAP operating income in fiscal year 2024 was $50.8 million, or 4.9% of revenue. This compares to a GAAP operating income of $36.8 million, or 3.7% of revenue, in fiscal year 2023.
•
Non-GAAP operating income in fiscal year 2024 was $256.8 million, or 24.7% of revenue. This compares to a non-GAAP operating income of $229.0 million, or 23.1% of revenue, in fiscal year 2023.
•
GAAP diluted net income per share attributable to common stockholders in fiscal year 2024 was $0.67 on 148.6 million weighted-average shares outstanding. This compares to a GAAP diluted net income per share attributable to common stockholders of $0.06 in fiscal year 2023 on 150.2 million weighted-average shares outstanding. GAAP net income per share attributable to common stockholders in fiscal year 2024 includes a $0.51 income tax benefit from the release of a valuation allowance on deferred tax assets and a negative impact of $0.02 from unfavorable foreign exchange rates.
•
Non-GAAP diluted net income per share attributable to common stockholders in fiscal year 2024 was $1.46. This compares to a non-GAAP diluted net income per share attributable to common stockholders of $1.20 in fiscal year 2023. Non-GAAP net income per share attributable to common stockholders in fiscal year 2024 includes a negative impact of $0.02 from unfavorable foreign exchange rates.
•
Net cash provided by operating activities in fiscal year 2024 was $318.7 million, a 7% increase from net cash provided by operating activities of $298.0 million in fiscal year 2023.
•
Non-GAAP free cash flow in fiscal year 2024 was $269.0 million, a 13% increase from non-GAAP free cash flow of $238.4 million in fiscal year 2023.

For the purpose of this press release, growth on a constant currency basis and impact from foreign exchange is determined by comparing current period reported results with the current results calculated using the equivalent rates in the prior period.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Recent Business Highlights

•
Delivered wins or expansions with leading organizations such as Elf Cosmetics, Guardant Health, Inc., Hormel Foods Corporation, IQVIA, Lineage Logistics Holdings, Novo Nordisk A/S, Schrödinger, Inc., United Parcel Service of America, Inc., and U.S. Department of the Air Force.
•
Announced that Box AI is generally available to customers on Enterprise Plus plans. Box AI is a new suite of capabilities that natively integrates advanced AI models into the Box Content Cloud.
•
Announced a new integration with Microsoft Azure OpenAI to bring its advanced large language models to Box AI. The expanded collaboration brings Box and Microsoft’s enterprise-grade standards for security, privacy, and compliance to AI so customers can realize the benefits of this groundbreaking technology.
•
Acquired Crooze, a leading provider of no-code enterprise content management applications built on the Box Platform. Box intends to leverage Crooze’s team and technology to help organizations address business-critical processes like contract lifecycle management, digital asset management, controlled document management, enterprise content libraries, and more.
•
Announced the launch of the new Box app for Apple Vision Pro. Designed to take advantage of spatial computing, Box for Apple Vision Pro revolutionizes how people experience and collaborate on content in the enterprise. The uniquely immersive experiences and infinite desktop powered by the visionOS platform transforms how people work with content, while relying on the security and compliance of the Box Content Cloud.
•
Announced that Box Sign has achieved support for compliance with FDA 21 CFR Part 11 regulations for electronic signatures. Available as part of the Box GxP Validation offering in the Box Enterprise Plus plan, the newly released Part 11 e-signature workflow capabilities in Box Sign offer functionality and controls which, if properly configured and used, enable users to create e-signatures compliant with the requirements of Part 11.
•
Announced new consulting services that help customers safely and securely implement an AI content strategy across their organizations. These tailored offerings, available today through Box Consulting, include customized workshops, implementation roadmaps, managed deployment with comprehensive training and support, as well as hands-on guidance to empower enterprises of all sizes to execute their strategy successfully.
•
Launched new features for Box Shield, enabling new automated response actions as an option to Suspicious Location alerts, increasing the speed of response to detected threats and reducing the burden on the admin. Admins will now have the ability to enable automated response actions for managed users when access is detected from a non-permitted location.
•
Announced the grantees of the Box Impact Fund, which provides grants for digital transformation to nonprofit organizations doing critical work in the areas of child welfare, crisis response and the environment.
•
Recognized as one of the Best Workplaces for Parents 2023 by Great Place To Work® Institute U.S. and ranked number three on the Best Companies to Work For in Japan 2024 by Great Place To Work® Institute Japan.

Update on Share Repurchase Plan

On March 4, 2024, the Board of Directors authorized an expansion of its stock repurchase program by $100 million.

Outlook

As a reminder, approximately one third of Box’s revenue is generated outside of the U.S., of which approximately 60% is in Japanese Yen. The following guidance includes the expected impact of FX headwinds, assuming present foreign currency exchange rates. Due to the strengthening of the U.S. dollar versus the Yen, we now expect FX to be a 170 basis point headwind to full fiscal year 2025 revenue growth, 70 basis points higher than our previous expectations. For full fiscal year 2025 GAAP and non-GAAP operating margin, we now expect FX to be a headwind slightly more than 100 basis points, incrementally higher than our previous expectations.

Additionally, as we have become consistently profitable in our international business, in the fourth quarter of fiscal year 2024 we released the valuation allowance against our deferred tax assets in the United Kingdom. Accordingly, in fiscal year 2025 we will be recognizing deferred tax expense in the United Kingdom. This non-cash expense is reflected in our GAAP and non-GAAP diluted net income per share guidance for the first quarter of fiscal year 2025 and full fiscal year 2025.

Q1 FY25 Guidance

•
Revenue is expected to be in the range of $261 million to $263 million, up 4% year-over-year at the high-end of the range, or 7% growth on a constant currency basis.
•
GAAP operating margin is expected to be approximately 5.5%, and non-GAAP operating margin is expected to be approximately 25%.
•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.04 to $0.05. GAAP EPS guidance includes an expected negative impact of $0.04 from unfavorable exchange rates and $0.02 from the recognition of deferred tax expenses in international countries.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $0.35 to $0.36. Non-GAAP EPS guidance includes an expected negative impact of $0.04 from unfavorable exchange rates and $0.02 from the recognition of deferred tax expenses in international countries.
•
Weighted-average diluted shares outstanding are expected to be approximately 147 million.

Full Year FY25 Guidance

•
Revenue is expected to be in the range of $1.08 billion to $1.085 billion, up 5% year-over-year at the high-end of the range, or 6% growth on a constant currency basis.
•
GAAP operating margin is expected to be approximately 7%, and non-GAAP operating margin is expected to be approximately 27%.
•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.22 to $0.26. FY25 GAAP EPS guidance includes an expected negative impact of $0.10 from unfavorable exchange rates and $0.06 from the recognition of deferred tax expenses in international countries.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $1.53 to $1.57. FY25 non-GAAP EPS guidance includes an expected negative impact of $0.10 from unfavorable exchange rates and $0.06 from the recognition of deferred tax expenses in international countries.
•
Weighted-average diluted shares outstanding are expected to be approximately 149 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income per share and operating margin guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at https://events.q4inc.com/attendee/453103508 at which time registrants will receive dial-in information as well as a conference ID. A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-770-2030 (toll-free), conference ID: 23531

+ 1-609-800-9909 (U.S. toll), conference ID: 23531

+ 1-647-362-9199 (Canada toll), conference ID: 23531

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain X accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these X accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these X accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding its growth and profitability, the size of its market opportunity, its investments in go-to-market programs, the demand for its products, the potential of AI and its impact on Box, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships, the impact of macroeconomic conditions on its business, its ability to grow and scale its business and drive operating efficiencies, the impact of fluctuations in foreign currency exchange rates on its future results, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its revenue growth rate plus free cash flow margin in fiscal year 2025 and beyond, its long-term financial targets, its ability to maintain profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margin, GAAP and non-GAAP net income (loss) per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income (loss) per share, weighted-average outstanding share count expectations for Box’s fiscal first quarter and full fiscal year 2025 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the Hamas-Israel and Russia-Ukraine conflicts, inflation, and fluctuations in foreign currency exchange rates; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Annual Report on Form 10-K for the fiscal year ended January 31, 2024. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended January 31, 2024.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended October 31, 2023. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) per share attributable to common stockholders, billings, remaining performance obligations, non-GAAP free cash flow and free cash flow margin. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making (including for purposes of determining variable compensation of members of management and other employees) and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP gross profit and non-GAAP gross margin. Box defines non-GAAP gross profit as GAAP gross profit excluding expenses related to stock-based compensation (“SBC”) included in cost of revenue, intangible assets amortization, and as applicable, other special items. Non-GAAP gross margin is defined as non-GAAP gross profit divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments

Box utilizes estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period. Box also excludes expenses associated with a non-recurring workforce reorganization from non-GAAP gross profit as they are considered by management to be special items outside of Box’s core operating results.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism (2) expenses related to certain litigation, (3) expenses associated with a non-recurring workforce reorganization, consisting primarily of severance and other personnel-related costs, and (4) expenses related to acquisitions.

Non-GAAP net income (loss) attributable to common stockholders and non-GAAP net income (loss) per share attributable to common stockholders. Box defines non-GAAP net income (loss) attributable to common stockholders as GAAP net income (loss) attributable to common stockholders excluding expenses related to SBC, intangible assets amortization, amortization of debt issuance costs, the income tax benefit from the release of a valuation allowance on deferred tax assets, undistributed earnings attributable to preferred stockholders, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income (loss) per share attributable to common stockholders as non-GAAP net income (loss) attributable to common stockholders divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract or a significant penalty that is due upon cancellation. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Non-GAAP free cash flow and free cash flow margin. Box defines non-GAAP free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Free cash flow margin is calculated as non-GAAP free cash flow divided by revenue. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leading Content Cloud, a single platform that empowers organizations to manage the entire content lifecycle, work securely from anywhere, and integrate across best-of-breed apps. Founded in 2005, Box simplifies work for leading global organizations, including AstraZeneca, JLL, Morgan Stanley, and Nationwide. Box is headquartered in Redwood City, CA, with offices across the United States, Europe, and Asia. Visit box.com to learn more. And visit box.org to learn more about how Box empowers nonprofits to fulfill their missions.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
+1 650-209-3463
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	January 31,	January 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$383,742	$428,465
Short-term investments	96,948	32,783
Accounts receivable, net	281,487	264,515
Deferred commissions	45,817	48,040
Other current assets	34,186	32,960
Total current assets	842,180	806,763
Property and equipment, net	31,353	69,972
Operating lease right-of-use assets, net	99,354	131,172
Goodwill	76,750	73,863
Deferred commissions, non-current	63,541	71,999
Deferred tax assets	75,665	—
Other long-term assets	52,320	53,396
Total assets	$1,241,163	$1,207,165
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$52,737	$79,810
Accrued compensation and benefits	36,872	44,086
Operating lease liabilities	26,812	47,752
Deferred revenue	562,859	544,179
Total current liabilities	679,280	715,827
Debt, net, non-current	370,822	369,351
Operating lease liabilities, non-current	94,165	118,001
Other long-term liabilities	35,863	37,847
Total liabilities	1,180,130	1,241,026
Series A convertible preferred stock	492,095	489,990
Stockholders’ deficit:
Common stock	14	14
Additional paid-in capital	785,374	818,996
Accumulated other comprehensive loss	(9,686)	(7,065)
Accumulated deficit	(1,206,764)	(1,335,796)
Total stockholders’ deficit	(431,062)	(523,851)
Total liabilities, convertible preferred stock and stockholders’ deficit	$1,241,163	$1,207,165

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2024	2023	2024	2023
Revenue	$262,878	$256,476	$1,037,741	$990,874
Cost of revenue (1)	62,721	61,014	260,612	252,556
Gross profit	200,157	195,462	777,129	738,318
Operating expenses:
Research and development (1)	61,907	60,724	248,767	243,529
Sales and marketing (1)	85,893	83,325	348,638	331,400
General and administrative (1)	31,193	31,703	128,971	126,549
Total operating expenses	178,993	175,752	726,376	701,478
Income from operations	21,164	19,710	50,753	36,840
Interest and other income (expense), net	4,421	3,802	11,833	(2,433)
Income before income taxes	25,585	23,512	62,586	34,407
(Benefit from) provision for income taxes	(73,650)	2,983	(66,446)	7,624
Net income	$99,235	$20,529	$129,032	$26,783
Accretion and dividend on series A convertible preferred stock	(4,294)	(4,306)	(17,105)	(17,110)
Undistributed earnings attributable to preferred stockholders	(10,859)	(1,853)	(12,780)	(1,106)
Net income attributable to common stockholders	$84,082	$14,370	$99,147	$8,567
Net income per share attributable to common stockholders
Basic	$0.58	$0.10	$0.69	$0.06
Diluted	$0.57	$0.10	$0.67	$0.06
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	143,925	143,555	144,203	143,592
Diluted	146,295	150,518	148,586	150,192
(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2024	2023	2024	2023
Cost of revenue	$4,423	$4,343	$19,111	$17,816
Research and development	16,785	16,523	70,240	68,900
Sales and marketing	16,212	14,201	65,886	58,448
General and administrative	9,846	9,917	43,546	40,468
Total stock-based compensation	$47,266	$44,984	$198,783	$185,632

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$99,235	$20,529	$129,032	$26,783
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,245	12,582	51,241	65,988
Stock-based compensation expense	47,266	44,984	198,783	185,632
Amortization of deferred commissions	13,424	13,644	54,227	53,522
Deferred income taxes	(75,366)	860	(75,292)	1,647
Other	(251)	(613)	2,478	2,312
Changes in operating assets and liabilities
Accounts receivable, net	(115,156)	(83,094)	(21,876)	(8,931)
Deferred commissions	(16,121)	(17,587)	(44,482)	(54,987)
Operating lease right-of-use assets, net	8,872	9,859	35,174	40,155
Other assets	6,334	1,312	7,256	(5,710)
Accounts payable, accrued expenses and other liabilities	8,248	10,612	(1,179)	(1,899)
Operating lease liabilities	(13,618)	(11,450)	(49,349)	(44,555)
Deferred revenue	114,227	90,549	32,714	38,025
Net cash provided by operating activities	89,339	92,187	318,727	297,982
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(63,027)	(14,835)	(169,416)	(102,088)
Maturities of short-term investments	28,950	27,000	107,950	240,000
Purchases of property and equipment, net of sale proceeds	947	(1,609)	(1,843)	(4,433)
Capitalized internal-use software costs	(4,199)	(5,054)	(16,561)	(12,064)
Other	(2,732)	(285)	(2,922)	(815)
Net cash (used in) provided by investing activities	(40,061)	5,217	(82,792)	120,600
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchases of common stock	(21,209)	(9,320)	(177,131)	(274,172)
Payments of dividends to preferred stockholders	(3,750)	(3,807)	(14,943)	(15,057)
Proceeds from issuance of common stock under employee equity plans	186	6,528	28,203	32,187
Employee payroll taxes paid for net settlement of restricted stock units	(16,353)	(19,132)	(74,651)	(93,910)
Principal payments of finance lease liabilities	(4,045)	(10,515)	(30,176)	(40,353)
Other	(209)	(68)	(4,198)	(5,190)
Net cash used in financing activities	(45,380)	(36,314)	(272,896)	(396,495)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,888	9,145	(7,822)	(9,935)
Net increase (decrease) in cash, cash equivalents, and restricted cash	5,786	70,235	(44,783)	12,152
Cash, cash equivalents, and restricted cash, beginning of period	378,471	358,805	429,040	416,888
Cash, cash equivalents, and restricted cash, end of period	$384,257	$429,040	$384,257	$429,040

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2024	2023	2024	2023
GAAP gross profit	$200,157	$195,462	$777,129	$738,318
Stock-based compensation	4,423	4,343	19,111	17,816
Acquired intangible assets amortization	1,482	1,452	5,838	5,808
Workforce reorganization	—	—	912	—
Non-GAAP gross profit	$206,062	$201,257	$802,990	$761,942

GAAP gross margin	76.1%	76.2%	74.9%	74.5%
Stock-based compensation	1.7	1.7	1.8	1.8
Acquired intangible assets amortization	0.6	0.6	0.6	0.6
Workforce reorganization	—	—	0.1	—
Non-GAAP gross margin	78.4%	78.5%	77.4%	76.9%

GAAP operating income	$21,164	$19,710	$50,753	$36,840
Stock-based compensation	47,266	44,984	198,783	185,632
Acquired intangible assets amortization	1,482	1,452	5,838	5,808
Acquisition-related expenses	106	—	120	53
Fees related to shareholder activism	—	—	—	(77)
Expenses related to litigation	52	415	361	722
Workforce reorganization	—	—	912	—
Non-GAAP operating income	$70,070	$66,561	$256,767	$228,978

GAAP operating margin	8.1%	7.7%	4.9%	3.7%
Stock-based compensation	18.0	17.5	19.2	18.7
Acquired intangible assets amortization	0.6	0.6	0.6	0.6
Acquisition-related expenses	—	—	—	—
Fees related to shareholder activism	—	—	—	—
Expenses related to litigation	—	0.2	—	0.1
Workforce reorganization	—	—	—	—
Non-GAAP operating margin	26.7%	26.0%	24.7%	23.1%

GAAP net income attributable to common stockholders	$84,082	$14,370	$99,147	$8,567
Stock-based compensation	47,266	44,984	198,783	185,632
Acquired intangible assets amortization	1,482	1,452	5,838	5,808
Acquisition-related expenses	106	—	120	53
Fees related to shareholder activism	—	—	—	(77)
Expenses related to litigation	52	415	361	722
Workforce reorganization	—	—	912	—
Amortization of debt issuance costs	476	473	1,899	1,888
Benefit from the release of a valuation allowance on deferred tax assets	(75,240)	—	(75,240)	—
Undistributed earnings attributable to preferred stockholders	2,958	(5,405)	(15,147)	(22,187)
Non-GAAP net income attributable to common stockholders	$61,182	$56,289	$216,673	$180,406

GAAP net income per share attributable to common stockholders, diluted	$0.57	$0.10	$0.67	$0.06
Stock-based compensation	0.33	0.31	1.34	1.29
Acquired intangible assets amortization	0.01	0.01	0.04	0.04
Acquisition-related expenses	—	—	—	—
Fees related to shareholder activism	—	—	—	—
Expenses related to litigation	—	—	—	0.01
Workforce reorganization	—	—	0.01	—
Amortization of debt issuance costs	—	0.01	0.01	0.01
Benefit from the release of a valuation allowance on deferred tax assets	(0.51)	—	(0.51)	—
Undistributed earnings attributable to preferred stockholders	0.02	(0.04)	(0.10)	(0.15)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.42	$0.37	$1.46	$1.20
Weighted-average shares used to compute net income per share attributable to common stockholders, diluted	146,295	150,518	148,586	150,192

GAAP net cash provided by operating activities	$89,339	$92,187	$318,727	$297,982
Purchases of property and equipment, net of proceeds from sales	947	(1,894)	(1,843)	(4,433)
Principal payments of finance lease liabilities	(4,045)	(10,515)	(30,176)	(40,353)
Capitalized internal-use software costs	(4,408)	(5,122)	(17,742)	(14,751)
Non-GAAP free cash flow	$81,833	$74,656	$268,966	$238,445
GAAP net cash (used in) provided by investing activities	$(40,061)	$5,217	$(82,792)	$120,600
GAAP net cash used in financing activities	$(45,380)	$(36,314)	$(272,896)	$(396,495)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2024	2023	2024	2023
GAAP revenue	$262,878	$256,476	$1,037,741	$990,874
Deferred revenue, end of period	586,871	566,630	586,871	566,630
Less: deferred revenue, beginning of period	(471,963)	(467,080)	(566,630)	(534,242)
Contract assets, beginning of period	3,944	2,969	1,900	1,111
Less: contract assets, end of period	(2,452)	(1,900)	(2,452)	(1,900)
Billings	$379,278	$357,095	$1,057,430	$1,022,473

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	April 30, 2024			January 31, 2025
GAAP net income per share attributable to common stockholders range, diluted	$0.04	-	$0.05	$0.22	-	$0.26
Stock-based compensation	0.34		0.34	1.40		1.40
Acquired intangible asset amortization	0.01		0.01	0.04		0.04
Expenses related to litigation	—		—	0.02		0.02
Amortization of debt issuance costs	—		—	0.01		0.01
Undistributed earnings attributable to preferred stockholders	(0.04)		(0.04)	(0.16)		(0.16)
Non-GAAP net income per share attributable to common stockholders range, diluted	$0.35	-	$0.36	$1.53	-	$1.57

Weighted-average shares, diluted			147,500			149,000

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	April 30, 2024	January 31, 2025
GAAP operating margin	5.5%	7.0%
Stock-based compensation	19.0	19.0
Acquired intangible assets amortization	0.5	0.5
Expenses related to litigation	—	0.5
Non-GAAP operating margin	25.0%	27.0%